Exhibit 2



                      AGREEMENT AND PLAN OF REORGANIZATION



                      VIRGINIA FIRST FINANCIAL CORPORATION
                       BB&T FINANCIAL CORPORATION-VIRGINIA
                                       and
                          SOUTHERN NATIONAL CORPORATION


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

                                TABLE OF CONTENTS
                                                                                                               Page
ARTICLE I
         DEFINITIONS
          ........................................................................................................1

ARTICLE II
         THE MERGER...............................................................................................6
         2.1      Merger..........................................................................................6
         2.2      Filing; Plan of Merger..........................................................................6
         2.3.     Effective Time..................................................................................7
         2.4      Closing.........................................................................................7
         2.5      Effect of Merger................................................................................7
         2.6      Further Assurances..............................................................................7
         2.7      Merger Consideration............................................................................7
         2.8      Conversion of Shares; Payment of Merger Consideration...........................................8
         2.9      Conversion of Stock Options....................................................................10
         2.10     Merger of Subsidiary...........................................................................10
         2.11     Anti-Dilution..................................................................................10

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF Virginia First........................................................11
         3.1      Capital Structure..............................................................................11
         3.2      Organization, Standing and Authority...........................................................11
         3.3      Ownership of  Subsidiaries.....................................................................11
         3.4      Organization, Standing and Authority of the Subsidiaries.......................................12
         3.5      Authorized and Effective Agreement.............................................................12
         3.6      Securities Filings; Statements True............................................................13
         3.7      Minute Books...................................................................................14
         3.8      Adverse Change.................................................................................14
         3.9      Absence of Undisclosed Liabilities.............................................................14
         3.10     Properties.....................................................................................14
         3.11     Environmental Matters..........................................................................15
         3.12     Loans; Allowance for Loan Losses...............................................................15
         3.13     Tax Matters....................................................................................16
         3.14     Employees; Compensation; Benefit Plans.........................................................17
         3.15     Certain Contracts..............................................................................21
         3.16     Legal Proceedings; Regulatory Approvals........................................................21
         3.17     Compliance with Laws; Filings..................................................................22
         3.18     Brokers and Finders............................................................................22
         3.19     Repurchase Agreements; Derivatives.............................................................22
         3.20     Deposit Accounts...............................................................................23
         3.21     Related Party Transactions.....................................................................23



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         3.22     Certain Information............................................................................23
         3.23     Tax and Regulatory Matters.....................................................................23
         3.24     State Takeover Laws............................................................................24
         3.26     Fairness Opinion...............................................................................24


ARTICLE IV
         REPRESENTATIONS AND WARRANTIES
         OF SNC..................................................................................................24
         4.1      Capital Structure of SNC.......................................................................25
         4.2      Organization, Standing and Authority of SNC....................................................25
         4.3      Authorized and Effective Agreement.............................................................25
         4.4      Organization, Standing and Authority of SNC Subsidiaries.......................................26
         4.5      Securities Documents...........................................................................26
         4.6      Financial Statements...........................................................................26
         4.7      Adverse Change.................................................................................26
         4.8      Legal Proceedings; Regulatory Approvals........................................................26
         4.9      Absence of Undisclosed Liabilities.............................................................27
         4.10     Compliance with Laws...........................................................................27
         4.11     Certain Information............................................................................27
         4.12     Accounting, Tax and Regulatory Matters.........................................................27
         4.13     Share Ownership................................................................................28

ARTICLE V
         COVENANTS...............................................................................................28
         5.1      Virginia First Shareholder Meeting.............................................................28
         5.2      Registration Statement; Proxy Statement/Prospectus.............................................28
         5.3      Plan of Merger; Reservation of Shares..........................................................29
         5.4      Additional Acts................................................................................29
         5.5      Best Efforts...................................................................................30
         5.6      Certain Accounting Matters.....................................................................30
         5.7      Access to Information..........................................................................30
         5.8      Press Releases.................................................................................30
         5.9      Forbearances of Virginia First.................................................................31
         5.10     Employment Agreement...........................................................................33
         5.11     Affiliates.....................................................................................33
         5.12     Section 401(k) Plan............................................................................34
         5.13     Directors and Officers Protection..............................................................34
         5.14     Forbearances of SNC............................................................................34
         5.15     Reports........................................................................................35
         5.16     Exchange Listing...............................................................................35
         5.17     Board of Directors of Virginia Banking Subsidiary..............................................35
         5.18     Employee Benefits; Special Payment.............................................................35
         5.19     Assumption of Agreement by Acquiror............................................................36





ARTICLE VI
         CONDITIONS PRECEDENT....................................................................................36
         6.1      Conditions Precedent --SNC and Virginia First..................................................36
         6.2      Conditions Precedent -- Virginia First.........................................................37
         6.3      Conditions Precedent -- SNC ...................................................................38

ARTICLE VII
         TERMINATION, WAIVER AND AMENDMENT.......................................................................39
         7.1      Termination....................................................................................39
         7.2      Effect of Termination..........................................................................40
         7.3      Survival of Representations, Warranties and Covenants..........................................40
         7.4      Waiver.........................................................................................41
         7.5      Amendment or Supplement........................................................................41

ARTICLE VIII
         MISCELLANEOUS...........................................................................................41
         8.1      Expenses.......................................................................................41
         8.2      Entire Agreement...............................................................................41
         8.3      No Assignment..................................................................................42
         8.4      Notices........................................................................................42
         8.5      Captions.......................................................................................43
         8.6      Counterparts...................................................................................43
         8.7      Governing Law..................................................................................43

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                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of ________________, 1997, among VIRGINIA FIRST FINANCIAL CORPORATION ("Virginia First"), a Virginia corporation having its principal office at Petersburg, Virginia, BB&T FINANCIAL CORPORATION OF VIRGINIA, a Virginia corporation having its principal office at Virginia Beach, Virginia ("BB&T Financial"), and SOUTHERN NATIONAL CORPORATION, the name of which is to be changed to BB&T Corporation ("SNC"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                R E C I T A L S:

         The parties desire that Virginia First shall be merged with and into BB&T Financial (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form set forth in Articles of Merger attached as Annex A hereto ("Articles of Merger"), and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1      Definitions

         When used herein, the capitalized terms set forth below shall have the following meanings:

         "Bank Holding Company Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

         "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

         "Closing Date" shall mean the date specified pursuant to Section 2.4 as the date on which the parties hereto shall close the transactions contemplated herein.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.





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         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

         "Disclosed" shall mean disclosed in the Virginia First Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

         "Effective Time" shall mean the time specified in Section 2.3 as the Effective Time of the Merger.

         "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Materials of Environmental Concern.

         "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "Financial Statements" shall mean (a) with respect to SNC, (i) the consolidated balance sheets (including related notes and schedules, if any) of SNC as of December 31, 1996, 1995, and 1994, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1996, 1995, and 1994, as filed by SNC in Securities Documents and (ii) the consolidated balance sheets of SNC (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by SNC with respect to periods ended subsequent


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to  December  31,  1996,  and  (b)  with  respect  to  Virginia  First,  (i) the consolidated balance sheets (including related notes and schedules, if any) of Virginia First as of June 30, 1996, 1995, and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended June 30, 1996, 1995, and 1994 as filed by Virginia First in Securities Documents and (ii) the consolidated balance sheets of Virginia First (including related notes and schedules, if any) and the related consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by Virginia First with respect to periods ended subsequent to June 30, 1996.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

         "Material Adverse Effect" on SNC or Virginia First shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations, business or business prospects of SNC and the SNC Subsidiaries, taken as a whole, or Virginia First and the Virginia First Subsidiaries, taken as a whole, or (ii) materially impairs the ability of SNC or Virginia First to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of SNC or Virginia First taken with the prior informed consent of the other in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "NCBCA" shall mean the North Carolina Business Corporation Act, as amended.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "OTS" shall mean the Office of Thrift Supervision.

         "Proxy Statement/Prospectus" shall mean the proxy statement and prospectus, together with any supplements thereto, sent to shareholders of Virginia First to solicit their votes in connection with this Agreement and the Plan of Merger.

         "Registration Statement" shall mean the registration statement of SNC with respect to the SNC Common Stock to be issued in the Merger as declared effective by the Commission under the Securities Act.



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         "Rights" shall mean warrants,  options, rights,  convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreements described under the definitions of "SNC Common Stock" and "Virginia First Common Stock"), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

         "SAIF" shall mean the Savings Association Insurance Fund.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Commission promulgated thereunder.

         "SNC Common Stock" shall mean the shares of common stock, par value $5.00 per share, of SNC, with rights attached issued pursuant to Rights Agreement dated December 17, 1996 between SNC and Branch Banking and Trust Company, Rights Agent.

         "SNC Option Agreement" shall mean the Option Agreement dated as of even date herewith under which SNC has an option to purchase shares of Virginia First, as amended from time to time, which shall be executed immediately following execution of this Agreement.

         "SNC Subsidiaries" shall mean all Subsidiaries of SNC at the Effective Time which are banks or savings associations.

         "State Board" shall mean the Virginia State Corporation Commission, Bureau of Financial Institutions.

         "Stock Option" shall mean, collectively, any option granted under the Stock Option Plan and unexercised on the date hereof to acquire shares of Virginia First Common Stock, aggregating 282,980 shares.

         "Stock Option Plan" shall mean, collectively or singularly, Virginia First's 1984 Incentive Stock Option Plan, 1986 Stock Compensation Program, and 1992 Incentive Plan, as amended.

         "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or

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more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

         "TILA" shall mean the Truth in Lending Act, as amended.

         "Virginia First Common Stock" shall mean the shares of common stock, par value $1.00 per share, of Virginia First, with rights attached pursuant to the Rights Agreement dated April 19, 1996 between Virginia First and First Union National Bank of North Carolina, Rights Agent.

         "Virginia First Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "Virginia First Disclosure Memorandum" and dated on or before the date of this Agreement and delivered not later than twenty days after the execution of this Agreement by Virginia First to SNC, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced.

         "Virginia First Subsidiaries" shall mean the Subsidiaries of Virginia First, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of Virginia First in the future and held as a Subsidiary by Virginia First at the Effective Time.

                  "VSCA" shall mean the Virginia Stock Corporation Act, as amended.

                  1.2      Terms Defined Elsewhere

                  The capitalized terms set forth below are defined in the following sections:


                  Agreement                                Introduction
                  Articles of Merger                       Recitals
                  BB&T Financial                           Introduction
                  Closing                                  Section 2.4
                  Closing Date                             Section 2.4
                  Closing Value                            Section 2.7
                  Constituent Corporations                 Section 2.1
                  Dissenting Shareholder                   Section 2.9
                  Dissenting Shares                        Section 2.9
                  Effective Time                           Section 2.3
                  Exchange Ratio                           Section 2.10
                  Indemnified Party                        Section 5.13
                  Merger                                   Recitals

                  Merger Consideration                     Section 2.7
                  PBGC                                     Section 3.14(b)(iv)
                  Plan                                     Section 3.14(b)(i)
                  Plan of Merger                           Recitals
                  SNC                                      Introduction
                  SNC Option Plan                          Section 2.10(c)
                  SNC-Virginia                             Recitals
                  Surviving Corporation                    Section 2.1(a)
                  Virginia First                           Introduction


                                   ARTICLE II
                                   THE MERGER

2.1      Merger

         BB&T Financial and Virginia First are constituent corporations (the "Constituent Corporations") to the Merger as contemplated by the VSCA. At the Effective Time:

         (a) Virginia First shall be merged with and into BB&T Financial in accordance with the applicable provisions of the VSCA, with BB&T Financial being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

         (b) The separate existence of Virginia First shall cease and the Merger shall in all respects have the effect provided in Section 2.5.

         (c) The Articles of Incorporation of BB&T Financial at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

         (d) The Bylaws of BB&T Financial at the Effective Time shall become the Bylaws of the Surviving Corporation.

2.2      Filing; Plan of Merger

         The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding the requisite number of shares of each of Virginia First and BB&T Financial. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Virginia State Corporation Commission, as provided in Section 13.1-720 of the VSCA. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of the Constituent Corporations shall constitute adoption and approval of the Plan of Merger.

2.3.     Effective Time

         The Merger shall be effective at the day and hour specified in the Articles of Merger filed with the Virginia State Corporation Commission (herein sometimes referred to as the "Effective Time").

2.4      Closing

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 11:00 a.m. on the Business Day designated by SNC which is within thirty days following the satisfaction of the conditions to Closing set forth in Article VI, or such later date as the parties may otherwise agree (the "Closing Date").

2.5      Effect of Merger

         From and after the Effective Time, the Merger shall have the effect described in Section 13.1-721 of the VSCA.

2.6      Further Assurances

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7      Merger Consideration

         As used herein, the term "Merger Consideration" shall mean the portion of a whole share of SNC Common Stock and cash to be exchanged for each share of Virginia First Common Stock issued and outstanding as of the Effective Time, determined as follows:

         (a) If the Closing Value (as defined below)is less than $41.67 and is not less than $37.50, the Merger Consideration shall equal in value .6 of the Closing Value, of which 70% shall be distributable in the form of SNC Common Stock and 30% shall be distributable in cash.

         (b) If the Closing Value is $41.67 or more, the Merger Consideration shall equal in value $25.00, of which $17.50 in value shall be in the form of SNC Common Stock (determined with reference to the Closing Value), and $7.50 in value shall be in cash.

         (c) If the Closing Value is less than $37.50 and is not less than $33.75, the Merger Consideration shall equal in value $22.50, of which $15.75 in value shall be in the form of SNC Common Stock (determined with reference to the Closing Value), and $6.75 in value shall be in cash.

         (d) If the Closing Value is less than $33.75 and is not less than $30.00, the Merger Consideration shall equal in value $22.50, of which an amount equal to .467 of the Closing Value shall be distributable in the form of SNC Common Stock (determined with reference to the Closing Value) and the difference between such amount and $22.50 shall be in cash.

         (e) If the Closing Value shall be less than $30.00, the Merger Consideration shall equal in value the sum of .467 of the Closing Value plus cash of $8.50; provided that at any time following determination of the Closing Value at below $30.00 and prior to the Effective Time, the Board of Directors of Virginia First may elect to terminate this Agreement and the proposed Merger rather than to consummate the proposed Merger for the Merger Consideration provided in this Section 2.7(e).

         (f) With regard to each Virginia First shareholder, the aggregate shares (including fractional shares) of SNC Common Stock to be received as Merger Consideration shall be determined, and the number of such shares shall be rounded to the nearest whole share. The aggregate amount of cash shall be correspondingly increased or decreased to adjust for such rounding determined with reference to the Closing Value.

         (g) For purposes of this Section 2.7, the "Closing Value" of SNC Common Stock shall mean the average closing price per share on the NYSE Composite Transactions List (as reported by The Wall Street Journal) for the 10 trading days (determined by excluding days on which the NYSE is closed) immediately preceding the 10th calendar day preceding the Effective Time (the 10th day to be determined by counting the day preceding the Effective Time as the first day).

2.8      Conversion of Shares; Payment of Merger Consideration

         (a) At the Effective Time, by virtue of the Merger and without any action on the part of Virginia First or the holders of record of Virginia First Common Stock, each share of Virginia First Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Virginia First Common Stock (as provided in paragraph (d) below), the Merger Consideration.

         (b) Each share of the common stock of BB&T Financial issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.


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



         (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Virginia First Common Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration as described in this Section 2.8. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Virginia First Common Stock. With respect to any certificate for Virginia First Common Stock that has been lost or destroyed, the Surviving Corporation shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with SNC's standard policy, and evidence reasonably satisfactory to SNC of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of Virginia First Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

         (d) Promptly after the Effective Time, SNC shall cause to be delivered or mailed to each Virginia First shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Virginia First Common Stock in exchange for the Merger Consideration. Upon surrender of such certificates, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, SNC shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

         (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by Virginia First in respect of shares of Virginia First Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of Virginia First shall be entitled to vote after the Effective Time at any meeting of SNC shareholders the number of whole shares of SNC Common Stock into which their respective shares of Virginia First Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Virginia First Common Stock for certificates representing SNC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by SNC on the SNC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of SNC Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of SNC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate until such holder surrenders such certificate for exchange as provided in this Section 2.8. Upon surrender of such certificate, both the SNC Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

2.9      Conversion of Stock Options

         At the Effective Time, each Stock Option then outstanding (and which by its terms does not lapse on or before the Effective Time), whether or not then exercisable, shall be converted into and become an option under the SNC 1995 Omnibus Stock Incentive Plan (the "SNC Option Plan"), and shall be governed by the terms and conditions of the SNC Option Plan. Specifically, without limiting the foregoing, no holder of a Stock Option shall be entitled to receive any payment from SNC of any tax liability incurred by such holder resulting from exercise following the Effective Time of all or a part of the Stock Option. In making such conversion, (i) the number of shares of SNC Common Stock subject to each such Stock Option shall be the number of whole shares of SNC (omitting any fractional share) determined by multiplying the number of shares of Virginia First Common Stock subject to such Stock Option immediately prior to the Effective Time by the Option Exchange Ratio (defined below), and (ii) the per share exercise price under each such Stock Option shall be adjusted by dividing the per share exercise price under each such Stock Option by the Option Exchange Ratio and rounding up to the nearest cent. In addition, each such Stock Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the Regulations promulgated thereunder, so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. As used in this Agreement, the Option Exchange Ratio shall mean the percentage determined by dividing the value of the Merger Consideration at the Effective Time by the Closing Value. SNC and Virginia First agree to take all necessary steps to effectuate the foregoing provisions of this Section 2.9. Each grant of a converted option to any individual who subsequent to the Merger will be a director or officer of SNC as construed under Rule 16b-3 shall, as a condition to such conversion, be specifically approved in accordance with the provisions of Rule 16b-3. As soon as practicable following the Effective Time, SNC shall deliver to the participants receiving converted options under the SNC Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. SNC has reserved under the SNC Option Plan adequate shares of SNC Common Stock for delivery upon exercise of any such converted options. SNC hereby represents that the SNC Option Plan in its current form complies with Rule 16b-3, as in effect on the date hereof, promulgated under the Exchange Act.

2.10     Merger of Subsidiary

         In the event that SNC shall request, Virginia First shall cooperate in taking such actions, and shall cooperate in causing the Virginia First Subsidiaries to take such actions, as may be required in order to effect, at the Effective Time, the merger of one or more of the Virginia First Subsidiaries with and into, in each case, one of the SNC Subsidiaries.

2.11     Anti-Dilution

         In the event SNC changes the number of shares of SNC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Merger Consideration and the Option Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF Virginia First

         Except as otherwise Disclosed, Virginia First represents and warrants to SNC as follows (no representation or warranty herein of Virginia First shall be deemed to be inaccurate unless the inaccuracy would permit SNC to refuse to consummate the Merger under the applicable standard set forth in Section 6.3(a)):

3.1      Capital Structure

         The authorized capital stock of Virginia First consists of 20,000,000 shares of Virginia First Common Stock, and 5,000,000 shares of preferred stock, par value $1.00 per share. No other classes of capital stock of Virginia First are authorized. As of the date hereof, 5,804,661 shares of Virginia First Common Stock are issued and outstanding, and no other shares of capital stock of Virginia First, common or preferred, are issued and outstanding. All outstanding shares of Virginia First Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for (i) shares of Virginia First Common Stock reserved in connection with the Stock Option Plan and the Dividend Reinvestment Plan, and (ii) 1,155,127 shares of Virginia First Common Stock in connection with the SNC Option Agreement. Virginia First has granted options to acquire 307,980 shares of Virginia First Common Stock under the Stock Option Plan (of which 25,000 shall lapse at the Effective Time). Except as set forth herein, there are no Rights authorized, issued or outstanding with respect to the capital stock of Virginia First. Holders of Virginia First Common Stock do not have preemptive rights.

3.2      Organization, Standing and Authority

         Virginia First is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Virginia First is not required to be qualified to do business in any other state of the United States or foreign jurisdiction.

3.3      Ownership of  Subsidiaries

         Section 3.3 of the Virginia First Disclosure Memorandum lists all of the Virginia First Subsidiaries and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by Virginia First (directly or indirectly), and the percentage ownership interest so owned by Virginia First. The outstanding shares of capital stock or other equity interests of the Virginia

First Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by Virginia First free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the Virginia First Subsidiaries, and there are no agreements, understandings or commitments relating to the right of Virginia First to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the Virginia First Subsidiaries has been issued in violation of the preemptive rights of any person. Section 3.3 of the Virginia First Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization owned by Virginia First, directly or indirectly (except for securities owned in a fiduciary capacity).

3.4      Organization, Standing and Authority of the Subsidiaries

         Each Virginia First Subsidiary which is a depository institution is a federally chartered capital stock savings bank and its deposits are insured by SAIF. Each of the Virginia First Subsidiaries is validly existing and in good standing under the laws of its state of organization. Each of the Virginia First Subsidiaries has full power and authority to carry on its business as now conducted, and is duly qualified to do business in its state of organization. No Virginia First Subsidiary is required to be qualified to do business in any other state of the United States or foreign jurisdiction other than such Virginia First Subsidiary's state of organization, or is engaged in any activities that have not been Disclosed.

3.5      Authorized and Effective Agreement

         (a) Virginia First has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the Virginia First shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement, the Articles of Merger and the SNC Option Agreement. The execution and delivery of this Agreement, the Articles of Merger and the SNC Option Agreement, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action in respect thereof, except in the case of this Agreement and the Plan of Merger, the approval of Virginia First shareholders pursuant to and to the extent required by applicable law. This Agreement, the Plan of Merger and the SNC Option Agreement constitute legal, valid and binding obligations of Virginia First, and each is enforceable against Virginia First in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of rights of creditors of FDIC insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity, and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

         (b) Neither the execution and delivery of this Agreement, the Articles of Merger or the SNC Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Virginia First with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Virginia First or any Virginia First Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Virginia First or any Virginia First Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Virginia First or any Virginia First Subsidiary.

         (c) Other than consents required from regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Virginia First of the Merger and the other transactions contemplated in this Agreement.

         (d) Effective prior to execution of this Agreement, Virginia First has taken all action necessary to redeem the rights pursuant to the Rights Agreement described under the definition of "Virginia First Common Stock," or to amend or terminate such Rights Agreement, so that execution of this Agreement and the SNC Option Agreement and consummation of the transactions contemplated herein and therein, including without limitation consummation of the Merger pursuant to this Agreement or acquisition of shares pursuant to the SNC Option Agreement, shall not result in the grant of any rights to any person under the Rights Agreement or enable or require any of the rights thereunder to be exercised, distributed or triggered.

3.6      Securities Filings; Statements True

         (a) Virginia First has timely filed all Securities Documents required by the Securities Laws since December 31, 1994. Virginia First shall Disclose to SNC a true and complete copy of each Securities Document filed by Virginia First with the Commission after December 31, 1994 and prior to the date hereof, which are all of the Securities Documents that Virginia First was required to file during such period. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Financial Statements of Virginia First fairly present or will fairly present, as the case may be, the consolidated financial position of Virginia First and the Virginia First Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect) in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis.

         (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by Virginia First or any Virginia First Subsidiary to SNC contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7      Minute Books

         The minute books of Virginia First and each of the Virginia First Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of its shareholders and Board of Directors (including committees of its Board of Directors).

3.8      Adverse Change

         Since June 30, 1996, Virginia First and the Virginia First Subsidiaries have not incurred any liability except as disclosed in the most recent Virginia First Financial Statements, or entered into any transactions with affiliates, other than in the ordinary course of business consistent with past practices, nor has there been any change or any event involving a prospective change in the business, financial condition or results of operations of Virginia First or any of the Virginia First Subsidiaries.

 3.9     Absence of Undisclosed Liabilities

         All liabilities (including contingent liabilities) of Virginia First and the Virginia First Subsidiaries are disclosed in the most recent Financial Statements of Virginia First or incurred in the ordinary course of its business since the date of Virginia First's most recent Financial Statements.

3.10     Properties

         (a) Virginia First and the Virginia First Subsidiaries ave good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, reflected on the consolidated balance sheet included in the Financial Statements of Virginia First as of June 30, 1996 or acquired after such date, except (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

         (b) All leases and licenses pursuant to which Virginia First or any Virginia First Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property, are valid and enforceable in accordance with their respective terms.

3.11     Environmental Matters

         (a) Virginia First and the Virginia First Subsidiaries are in compliance with all Environmental Laws. Neither Virginia First nor any Virginia First Subsidiary has received any communication alleging that Virginia First or the Virginia First Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) Neither Virginia First nor any Virginia First Subsidiary has received notice of any pending, there are no pending, and to the best knowledge of Virginia First there are no conditions or facts existing which might reasonably be expected to result in, legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) Virginia First or any Virginia First Subsidiary, (ii) any person or entity whose liability for any Environmental Claim Virginia First or any Virginia First Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by Virginia First or any Virginia First Subsidiary, or any real or personal property which Virginia First or any Virginia First Subsidiary has or is judged to have managed or supervised or participated in the management of, or
(iv) any real or personal property in which Virginia First or any Virginia First Subsidiary holds a security interest securing a loan recorded on the books of Virginia First or any Virginia First Subsidiary. Neither Virginia First nor any Virginia First Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         (c) Virginia First and the Virginia First Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys relating to all real and personal property owned or leased by Virginia First or any Virginia First Subsidiary and all real and personal property which Virginia First or any Virginia First Subsidiary has or is judged to have managed or supervised or participated in the management of.

         (d) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against Virginia First or any Virginia First Subsidiary or against any person or entity whose liability for any Environmental Claim Virginia First or any Virginia First Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12     Loans; Allowance for Loan Losses

         (a) All of the loans on the books of Virginia First and the Virginia First Subsidiaries are valid and properly documented, and were made in the ordinary course of business. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

         (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Virginia First are in the opinion of Virginia First's management adequate as of their respective dates, under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines as they apply to banks and bank holding companies, to provide for losses on outstanding loans (including accrued interest receivables) net of recoveries.

3.13     Tax Matters

         (a) Virginia First and the Virginia First Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither Virginia First nor any Virginia First Subsidiary will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) Except as Disclosed, all federal, state and local (and, if applicable, foreign) tax returns filed by Virginia First and the Virginia First Subsidiaries are complete and accurate. Neither Virginia First nor any Virginia First Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Virginia First or any Virginia First Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Virginia First or any Virginia First Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

         (c) Deferred Taxes have been provided for in accordance with generally accepted accounting principles consistently applied.

         (d) Neither Virginia First nor any of the Virginia First Subsidiaries is a party to any tax allocation or sharing agreement and none has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Virginia First) or has any liability for taxes of any person (other than Virginia First and the

Virginia First Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

         (e) Each of Virginia First and the Virginia First Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

         (f) None of Virginia First or the Virginia First Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14     Employees; Compensation; Benefit Plans

         (a) Compensation. Virginia First shall have Disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of Virginia First and of each Virginia First Subsidiary and each other person (other than an employee as such) to whom Virginia First or any Virginia First Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

         (b)   Employee Benefit Plans.

                           (i) Virginia First shall have Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by Virginia First or any Virginia First Subsidiary, to which Virginia First or any Virginia
                  First Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which Virginia First or any Virginia First Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including without limitation benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

                           (ii) Except as Disclosed, neither Virginia First nor any Virginia First Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                           (iii) Except as Disclosed, none of the Plans obligates Virginia First or any Virginia First Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

                           (iv) Each Plan has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Virginia First or any

                  Virginia First Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither Virginia First nor any Virginia First Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject Virginia First or any Virginia First Subsidiary to any tax under Sections 4971, 4972, 4977 or 4979 of the Code or to a fine or penalty under
                  Section 502(c) of ERISA.

                           (v)    Each Plan that is intended to be qualified
                  under Section 401(a) of the Code, and each trust (if any)
                  forming  a  part   thereof,   has   received   a   favorable
                  determination  letter from the Internal Revenue Service as to
                  the  qualification   under  the Code of such Plan and the tax
                  exempt  status  of  such  related  trust,   and  nothing  has
                  occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                           (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which Virginia First or any Virginia First Subsidiary is a member or was a member during such five-year period.

                           (vii)  As of the Closing  Date, the fair market value
                  of the assets of each Plan that is a tax qualified defined benefit plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No tax qualified Plan has any unfunded liabilities.

                           (viii) No prohibited  transaction  (which shall mean
                  any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither Virginia First, nor to the best knowledge of Virginia First any Virginia First Subsidiary, nor any trustee, administrator or other fiduciary of any Plan, nor to the best knowledge of Virginia First any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner which could subject Virginia First or any Virginia First Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                           (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

                           (x) Virginia First and each Virginia First Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

                           (xi) Neither Virginia First nor any Virginia First Subsidiary has a liability as of June 30, 1996, under any Plan that, to the extent disclosure is required under generally accepted accounting principles, is not reflected on the consolidated balance sheet included in the Financial Statements of Virginia First as of June 30, 1996 or otherwise Disclosed.

                           (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) Virginia First's or any Virginia First Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting).

                           (xiii) With respect to each Plan,  Virginia First has
                  Disclosed or made available true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

3.15     Certain Contracts

         (a) Except as Disclosed, neither Virginia First nor any Virginia First Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its business activities, including without limitation agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by Virginia First or any Virginia First Subsidiary or the guarantee by Virginia First or any Virginia First Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by Virginia First or any Virginia First Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by Virginia First or any Virginia First Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Virginia First of the nature contemplated by this Agreement or the SNC Option Agreement, or (iv) any agreement or plan, written or oral, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the SNC Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the SNC Option Agreement. Each matter Disclosed pursuant to this
Section 3.15(a) is in full force and effect.

         (b) Neither Virginia First nor any Virginia First Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16     Legal Proceedings; Regulatory Approvals

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Virginia First threatened against Virginia First or any Virginia First Subsidiary or against any asset, interest, plan or right of Virginia First or any Virginia First Subsidiary, or against any officer, director or employee of any of them. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of Virginia First threatened against any present or former director or officer of Virginia First or any Virginia First Subsidiary that would reasonably be expected to give rise to a claim against Virginia First or any Virginia First Subsidiary for indemnification. There are no actual or, to the best knowledge of Virginia First threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the SNC Option Agreement. To the best knowledge of Virginia First, no fact or condition relating to Virginia First or any Virginia First Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent Virginia First or SNC from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17     Compliance with Laws; Filings

         Each of Virginia First and each Virginia First Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither Virginia First nor any Virginia First Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither Virginia First nor any Virginia First Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing. Virginia First and each of the Virginia First Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including without limitation the OTS, FDIC, Federal Reserve Board and State Board. Each such report, registration, notice and statement, and each amendment thereto, has complied with applicable legal requirements and none has contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.18     Brokers and Finders

         Neither Virginia First nor any Virginia First Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of Merger or in the SNC Option Agreement, except for fees to accountants and lawyers and an obligation, the amount and nature of which is Disclosed, to Sandler O'Neill & Partners, L.P. for investment banking services.

3.19     Repurchase Agreements; Derivatives

         (a) With respect to all agreements currently outstanding pursuant to which Virginia First or any Virginia First Subsidiary has purchased securities subject to an agreement to resell,

Virginia First or the Virginia First Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which Virginia First or any Virginia First Subsidiary has sold securities subject to an agreement to repurchase, neither Virginia First nor the Virginia First Subsidiary has pledged collateral materially in excess of the amount of the debt secured thereby. Neither Virginia First nor any Virginia First Subsidiary has pledged collateral materially in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

         (b) Neither Virginia First nor any Virginia First Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20     Deposit Accounts

         The deposit accounts of the Virginia First Subsidiaries that are insured depository institutions are insured by the SAIF to the maximum extent permitted by federal law, and the Virginia First Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under the SAIF.

3.21     Related Party Transactions

         Virginia First has Disclosed all transactions, investments and loans, including loan guarantees, to which Virginia First or any Virginia First Subsidiary is a party with any director, executive officer or 5% shareholder of Virginia First or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to Virginia First than could be obtained from unrelated parties.

3.22     Certain Information

         When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of Virginia First to vote upon the Plan of Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by Virginia First, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23     Tax and Regulatory Matters

         Neither Virginia First nor any Virginia First Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

3.24     State Takeover Laws

         Virginia First and each Virginia First Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, including without limitation the provisions of Section 13.1-728 of the VSCA.

3.25     Labor Relations

         Neither Virginia First nor any Virginia First Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is Virginia First or any Virginia First Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving Virginia First or any Virginia First Subsidiary, pending or threatened, or to the best knowledge of Virginia First, is there any activity involving any employees of Virginia First or any Virginia First Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26     Fairness Opinion

         Virginia First has received from Sandler, O'Neill & Partners, L.P. an opinion that, as of the date hereof, the Merger Consideration is fair to the shareholders of Virginia First from a financial point of view.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                     OF SNC

         SNC represents and warrants to Virginia First as follows (no representation or warranty herein of SNC shall be deemed to be inaccurate unless the inaccuracy would permit Virginia First to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a)):

4.1      Capital Structure of SNC

         The authorized capital stock of SNC consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 300,000,000 shares of SNC Common Stock, of which 109,452,428 shares were issued and outstanding on March 31, 1997. All outstanding shares of SNC Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of SNC Common Stock reserved as provided in Section 5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of SNC Common Stock do not have preemptive rights. SNC has registered 27,947,958 shares for issuance pursuant to its acquisition of United Carolina Bancshares Corporation.

4.2      Organization, Standing and Authority of SNC

         SNC is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. SNC is registered as a bank holding company under the Bank Holding Company Act.

4.3      Authorized and Effective Agreement

         (a) SNC has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of SNC. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of SNC, and each is enforceable against SNC in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity, and except that the availability of remedies or injunctive relief is within the discretion of the appropriate court.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby, nor compliance by SNC with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of SNC or any SNC Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of SNC or any SNC Subsidiary pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SNC or any SNC Subsidiary.

4.4      Organization, Standing and Authority of SNC Subsidiaries

         Each of the SNC Subsidiaries is duly organized, validly existing and in good standing under applicable laws. Each of the SNC Subsidiaries (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5      Securities Documents

         SNC has timely filed all Securities Documents required by the Securities Laws since December 31, 1993. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6      Financial Statements

         The Financial Statements of SNC fairly present or will fairly present, as the case may be, the consolidated financial position of SNC and the SNC
Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments in conformity with generally accepted accounting principles applicable to financial institutions applied on a consistent basis).

4.7      Adverse Change

         Since December 31, 1996, SNC and the SNC Subsidiaries have not incurred any liability except as disclosed on the most recent SNC Financial Statements, or entered into any transactions with affiliates other than in the ordinary course of business consistent with past practices, nor has there been any change or any event involving a prospective change in the business, financial condition or results of operations of SNC and the SNC Subsidiaries.

4.8      Legal Proceedings; Regulatory Approvals

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or threatened against SNC or any SNC Subsidiary or against any asset, interest, or right of SNC or any SNC Subsidiary, or against any officer, director or employee of any of them that in such case, if decided adversely, would reasonably be expected to have a Material Adverse Effect. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of SNC, threatened against any present or former director or officer of SNC or any SNC Subsidiary for indemnification. There are no actual or, to the best knowledge of SNC, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein, in the Plan of Merger or the Option Agreement. To the best knowledge of SNC, no fact or condition relating to SNC or any SNC Subsidiary exists (including without limitation noncompliance with the CRA) that would prevent Virginia First or SNC from obtaining all of the federal and state regulatory approvals contemplated herein.

4.9      Absence of Undisclosed Liabilities

         All liabilities of SNC and the SNC Subsidiaries are disclosed in the most recent Financial Statements of SNC or incurred in the ordinary course of business since the date of SNC's most recent Financial Statements.

4.10     Compliance with Laws

         Each of SNC and the SNC Subsidiaries is in compliance with all statutes and regulations (including, but not limited to, the CRA, TILA and regulations promulgated thereunder and other consumer banking laws) applicable to the conduct of its business, and neither SNC nor any of the SNC Subsidiaries has received any notification that has not lapsed, been withdrawn or abandoned from any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. Neither SNC nor any of the SNC Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, directive or memorandum of understanding, and none of them has received any communication requesting that they enter into any of the foregoing.

4.11     Certain Information

         When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of SNC to vote on the Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to SNC, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.12     Accounting, Tax and Regulatory Matters

         Neither SNC nor the SNC Subsidiaries have taken or agreed to take any action which would or could reasonably be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

4.13     Share Ownership

         As of the date of this Agreement, SNC does not own (except in a fiduciary capacity) any shares of Virginia First Common Stock.

                                    ARTICLE V
                                    COVENANTS

5.1      Virginia First Shareholder Meeting

         Virginia First shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement the Board of Directors of Virginia First agrees that it shall, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Virginia First, recommend that Virginia First's shareholders vote for such approval; provided, that the Board of Directors of Virginia First may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation would violate its fiduciary duty to Virginia First's shareholders following (i) the consideration of written advice of legal counsel that making such recommendation or the failure to withdraw or modify such recommendation would constitute a breach of the fiduciary duties of such Board to shareholders of Virginia First, and (ii) the withdrawal by Sandler O'Neill & Partners, L.P. in writing of its opinion referred to in Section 3.26 or the delivery to the Virginia First Board of Directors of written advice from Sandler O'Neill & Partners, L.P. that the Merger Consideration is not fair or is inadequate to the shareholders of Virginia First from a financial point of view. Each of William A. Patton and Charles A. Patton severally agrees to vote all shares of Virginia First Common Stock over which he has sole or shared voting rights, through nominal or beneficial ownership or by contract or otherwise (including without limitation shares held by Patton Associates Limited Partnership, but excluding shares held in a fiduciary capacity), in favor of the Plan of Merger, and each further severally agrees not to transfer or agree to transfer (except as provided herein), from and after the date hereof, to any person any shares of Virginia First Common Stock over which he has sole or shared rights of transfer.

5.2      Registration Statement; Proxy Statement/Prospectus

         As promptly as practicable after the date hereof, SNC shall prepare and file the Registration Statement with the Commission. Virginia First will furnish to SNC the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with SNC on the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission. SNC shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act. Such Registration Statement, at the time it becomes effective and on the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. SNC shall take all actions required to register or obtain exemptions from such registration for the SNC Common Stock to be issued in connection with the transactions contemplated by this Agreement and the Plan of Merger under applicable state "Blue Sky" securities laws, as appropriate. The Registration Statement shall include the form of Proxy Statement/Prospectus. SNC and Virginia First shall use their best efforts to cause the Proxy Statement/Prospectus to be approved by the SEC for mailing to the Virginia First and SNC shareholders, and such Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the SEC thereunder. Virginia First shall cause the Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws and the VSCA.

5.3      Plan of Merger; Reservation of Shares

         At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In this connection, SNC undertakes and agrees to pay or cause to be paid when due the Merger Consideration to be distributed pursuant to
Section 2.7. SNC has reserved for issuance such number of shares of SNC Common Stock as shall be necessary to pay the portion of the Consideration to be distributed in the form of SNC Common Stock. If at any time the aggregate number of shares of SNC Common Stock available for issuance hereunder shall not be sufficient to effect the Merger, SNC shall take all appropriate action as may be required to increase the amount of the authorized SNC Common Stock.

5.4      Additional Acts

         (a) Virginia First agrees to take such actions as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is SNC or a SNC Subsidiary) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement.

         (b) As promptly as practicable after the date hereof, SNC and Virginia First shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board, the OTS, and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. Virginia First and SNC each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, their respective Subsidiaries, and any of their respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5      Best Efforts

         SNC and Virginia First shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and
5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI and to consummate the transactions herein contemplated at the earliest practicable date. Without limiting the foregoing, SNC agrees to vote its shares of BB&T Financial in favor of the Plan of Merger following fulfillment of the conditions in Sections 6.1 and 6.3. Neither SNC nor Virginia First shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6      Certain Accounting Matters

         Virginia First shall cooperate with SNC concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account SNC's policies, practices and procedures), including without limitation issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices.

5.7      Access to Information

         Virginia First and SNC will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, Virginia First shall afford to representatives of SNC access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of Virginia First and the Virginia First Subsidiaries and, during such period, shall make available all information concerning their business as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertaking with respect to confidentiality to survive any termination of this Agreement pursuant to Section
7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

5.8      Press Releases

         SNC and Virginia First shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9      Forbearances of Virginia First

         Except with the prior written consent of SNC, between the date hereof and the Effective Time, Virginia First shall not, and shall cause each of the Virginia First Subsidiaries not to:

                  (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new activity;

                  (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $.025 per share of Virginia First Common Stock payable on record dates and in amounts consistent with past practices, and other than redemption of Rights for a price of $.01 per Right under the Rights Agreement described in the definition of "Virginia First Common Stock"; provided that any dividend declared or payable on the shares of Virginia First Common Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by SNC and Virginia First, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of SNC Common Stock is before the Effective Time;

                  (c) issue any shares of its capital stock, except pursuant to the Stock Option Plan, the SNC Option Agreement, and the Virginia First Dividend Reinvestment Plan;

                  (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (e) amend its articles of incorporation or bylaws; impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any Virginia First Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim other than in the ordinary course of business;

                  (f) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices;

                  (g) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

                  (h) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus to, or provide any other employee benefit or incentive to, any of its directors, officers or employees, except with respect to officers and employees in the ordinary course of business consistent with past practices (it being understood that officers' salaries are generally reviewed as of July 1 of each year and compensation of other employees is generally reviewed on each anniversary of the date of hire);

                  (i) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

                  (j) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Virginia First or any Virginia First Subsidiary or any
         business combination with Virginia First or any Virginia First Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of Virginia First or any Virginia First Subsidiary to do any of the above; or fail to notify SNC immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this paragraph
         (j)  shall  not  apply  to  furnishing  information,   negotiations  or
         discussions following an unsolicited offer if, as a result of such officer, Virginia First is advised in writing by legal counsel that the failure so to furnish information or negotiate would constitute a breach of the fiduciary duties of Virginia First's Board of Directors to its shareholders;

                  (k) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Virginia First or a Virginia First Subsidiary or guarantee by Virginia First or a Virginia First Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders in the normal course except to the extent otherwise provided in an agreement, arrangement or commitment previously Disclosed); or (iv) any contract, agreement or understanding with a labor union;

                  (1) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders Virginia First shall cooperate in good faith with SNC to adopt policies, practices and procedures consistent with those utilized by SNC, effective on or before the Closing Date;

                  (m) change its methods of accounting in effect at June 30, 1996, except as required by changes in generally accepted accounting principles concurred in by SNC's independent certified public accountants, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended June 30, 1996, except as required by changes in law or regulation;

                  (n) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $50,000, for any one expenditure, or $150,000, in the aggregate;

                  (o) incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank and reverse repurchase arrangements in the ordinary course of business;

                  (p) take any action which would or could reasonably be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code as determined by SNC, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

                  (q) dispose of any material assets other than in the ordinary course of business; or

                  (r)    agree to do any of the foregoing.

5.10     Employment Agreement

         SNC (or its specified banking subsidiary) and Charles A. Patton shall enter into an employment agreement (the "Employment Agreement") substantially in the form of Annex B hereto.

5.11     Affiliates

         Virginia First shall cause all persons who are affiliates of Virginia First to deliver to SNC promptly following this Agreement a written agreement providing that such person will not dispose of SNC Common Stock received in the Merger except in compliance with the Securities

Act and the rules and regulations promulgated thereunder, and in any event shall cause such affiliates to deliver to SNC such written agreement prior to the Effective Time.

5.12     Section 401(k) Plan

         SNC shall cause the 401(k) plan of Virginia First to be merged with the 401(k) plan maintained by SNC and the SNC Subsidiaries, and the account balances of former employees of Virginia First or the Virginia First Subsidiaries who are participants in the Virginia First plan shall be transferred to the accounts of such employees under the SNC 401(k) plan. Following such merger and transfer, such accounts shall be governed and controlled by the terms of the SNC 401(k) plan as in effect from time to time (and subject to SNC's right to terminate such plan). For purposes of administering the 401(k) plan, service with Virginia First and the Virginia First Subsidiaries by each such employee shall be deemed to be service with SNC or the SNC Subsidiaries for participation and vesting purposes only.

5.13     Directors and Officers Protection

         SNC or a SNC Subsidiary shall purchase and keep in force for a period of three years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of Virginia First for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in Virginia First's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on Virginia First's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, SNC shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, SNC further agrees to indemnify all individuals who are or have been officers and directors of Virginia First prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent indemnification is provided pursuant to the Articles of Incorporation of Virginia First on the date hereof and is permitted under the VSCA.

5.14     Forbearances of SNC

         Except with the prior written consent of Virginia First, which consent shall not be arbitrarily or unreasonably withheld, between the date hereof and the Effective Time, neither SNC nor any SNC Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this agreement to fail to be satisfied; (iv) exercise the Option Agreement other than in accordance with its terms, or dispose of the shares of Virginia First Common Stock issuable upon exercise of the option rights conferred thereby other than as permitted or contemplated by the terms thereof; or (v) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15     Reports

         Each of Virginia First and SNC shall file (and shall cause the Virginia First Subsidiaries and the SNC Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to SNC or Virginia First, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with generally accepted accounting procedures (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16     Exchange Listing

         SNC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of SNC Common Stock to be issued to the holders of Virginia First Common Stock pursuant to the Merger, and SNC shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17     Board of Directors of Virginia Banking Subsidiary

         The Chairman of the Board of Directors of Virginia First and at least four other members of the Board of Directors of Virginia First other than Charles A. Patton shall be elected to the Board of Directors of SNC's Virginia banking subsidiary as soon as practicable following the Effective Time. The maximum age requirement presently in effect for membership on such Board shall be waived by SNC for two years following the Effective Time with respect to the Chairman of the Board of Directors of Virginia First.

5.18     Employee Benefits; Special Payment

         (a) Each employee of Virginia First at the Effective Time who becomes an employee immediately following the Effective Time of SNC or a SNC Subsidiary shall be eligible to participate in group hospitalization, medical, life, disability, retirement and other benefit plans and programs comparable to those provided to then employees of SNC, without the imposition of any waiting period or limitation on preexisting conditions. For purposes of participating in all plans and benefits of SNC, each such employee of Virginia First who becomes employed immediately following the Effective Time by SNC or a SNC Subsidiary shall receive credit for service to Virginia First for participation and vesting purposes only.

         (b) At the Closing, and prior to the Effective Time, Virginia First shall pay to Charles A. Patton a lump sum amount of $525,000, which payment shall be in full satisfaction of any obligation to Employee pursuant to Section 10 of the Employment Agreement entered into by Charles A. Patton and each of Virginia First and Virginia First Savings Bank, F.S.B, each dated January 1, 1996.

5.19     Assumption of Agreement by Acquiror

         It shall be a condition precedent to SNC entering into any agreement whereby SNC shall (i) consolidate with or merge into any other entity and shall not be the continuing surviving person of such consolidation or merger, or (ii) transfer all or substantially all of its assets to any entity, that proper provision shall be made so that the successor and assigns of SNC shall specifically agree to assume SNC's obligations under this Agreement.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent --SNC and Virginia First

         The respective obligations of SNC and Virginia First to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including without limitation the approval of the shareholders of Virginia First of the Agreement and the Plan of Merger set forth in Section 2.2;

         (b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and SNC shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary, and no proceedings shall be pending or to the knowledge of SNC threatened by the Commission or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement; and the SNC Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

         (c) The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement, all notice periods and waiting periods required after the granting of any such approvals shall have passed, and all such approvals shall be in effect;

         (d) None of SNC, any of the SNC Subsidiaries, Virginia First or any of the Virginia First Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement; and

         (e) Virginia First and SNC shall have received an opinion of SNC's legal counsel, in form and substance satisfactory to Virginia First and SNC, substantially to the effect that the Merger will constitute one or more reorganizations under Section 368 of the Code and that the shareholders of Virginia First will not recognize any gain or loss to the extent that such shareholders exchange shares of Virginia First Common Stock for shares of SNC Common Stock.

6.2      Conditions Precedent -- Virginia First

         The obligations of Virginia First to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by Virginia First pursuant to Section 7.4:

         (a) All representations and warranties of SNC shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Virginia First. The representations and warranties of SNC set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.10 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of SNC set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4 and 4.10) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on SNC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

         (b) SNC shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

         (c) SNC shall have delivered to Virginia First a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.2(a) and 6.2(b), to the extent applicable to SNC, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on SNC or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

         (d) Virginia First shall have received opinions of counsel to SNC in the form reasonably acceptable to Virginia First's legal counsel.

         (e) All approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received and all waiting periods with respect to such approvals shall have expired.

         (f) The shares of SNC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

         (g) Virginia First shall not have reasonably determined in good faith that there has been a material adverse change in the condition, operations or prospects of SNC since December 31, 1996.

6.3      Conditions Precedent -- SNC

         The obligations of SNC to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by SNC pursuant to
Section 7.4:

         (a) All representations and warranties of Virginia First shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by SNC. The representations and warranties of Virginia First set forth in Sections 3.1, 3.2 (except the last sentence thereof), 3.3 (except the last sentence thereof), 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i),
3.23 and 3.24 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of Virginia First set forth in this Agreement (including the representations and warranties set forth in the Sections designated in the preceding sentence) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on Virginia First and the Virginia First Subsidiaries taken as a whole; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

         (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of SNC, would so materially adversely affect the business or economic benefits to SNC of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome.

         (c) Virginia First shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

         (d) Virginia First shall have delivered to SNC a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c), to the extent applicable to Virginia First, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on Virginia First or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

         (e) SNC shall have received opinions of counsel to Virginia First in the form reasonably acceptable to SNC's legal counsel.

         (f) SNC shall have received the written agreements from affiliates as specified in Section 5.11.


                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

         (b) At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) in the case of Virginia First and Section 6.3(a) in the case of SNC; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of 30 days following written notice of such breach to the party committing such breach or the Effective Time.

         (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

         (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 are denied, and the time period for appeals and requests for reconsideration has run.

         (e) At any time, by either party hereto in writing, if the shareholders of Virginia First do not approve the Agreement and the Plan of Merger.

         (f) At any time following March 31, 1998, by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

         (g) At any time prior to 11:59 p.m. on July 31, 1997 by SNC in writing, if SNC determines in its sole good faith judgment, through review of information Disclosed by Virginia First, the performance of its due diligence or otherwise, that the financial condition, results of operations, business or business prospects of Virginia First and of the Virginia First Subsidiaries, taken as a whole, are materially adversely different from SNC's reasonable expectations with respect thereto on the date of execution of this Agreement; provided that SNC shall inform Virginia First upon such termination as to the reasons for SNC's determination; and, provided further, that this Section 7.1(g) shall not limit in any way the due diligence investigation of Virginia First and the Virginia First Subsidiaries which SNC may perform or otherwise affect any other rights which SNC has after the date hereof under the terms of this Agreement. Specifically, without limitation, the fact that Virginia First has Disclosed information shall not prevent SNC from terminating this Agreement pursuant to this Section 7.1(g) on account of such information.

         (h) At any time prior to the Effective Time by Virginia First as provided in Section 2.7(e) if the Closing Value shall be less than $30.00.

7.2      Effect of Termination

         In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) shall not relieve the breaching party from liability for an uncured breach of the covenant, agreement, understanding, representation or warranty giving rise to such termination. The SNC Option Agreement shall be governed by its own terms.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive SNC or Virginia First (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either SNC or Virginia First, the aforesaid representations, warranties and covenants being material inducements to consummation by SNC and Virginia First of the transactions contemplated herein.

7.4      Waiver

         Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the Virginia First shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive
(i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to Section 7.5, executed after approval by the Virginia First shareholders of this Agreement and the Plan of Merger shall reduce either the number of shares of SNC Common Stock into which each share of Virginia First Common Stock shall be converted in the Merger or the payment terms for fractional interests.

7.5      Amendment or Supplement

         This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of SNC and Virginia First, subject to the proviso to Section 7.4.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses

         Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel; provided, however, that the printing costs incurred in connection with the Registration Statement and the Proxy Statement/Prospectus shall be borne 50% by SNC and 50% by Virginia First.

8.2      Entire Agreement

         This Agreement and the SNC Option Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersede all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof, other than documents referred to herein or therein. The terms and conditions of this Agreement and the SNC Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the SNC Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

8.3      No Assignment

         Neither of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of the other party.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

         If to Virginia First:

                  Charles A. Patton
                  Virginia First Financial Corporation
                  Franklin and Adams Street
                  Petersburg, Virginia 23803
                  Telephone:
                  Fax:

         With a required copy to:

                  Wayne A. Whitham, Jr., Esq.
                  Williams Mullen Christian & Dobbins
                  1021 East Cary Street, 16th Floor
                  Richmond, Virginia 23219
                  Telephone:  804-783-6473
                  Fax:     804-783-6507

         If to SNC:

                  Scott E. Reed
                  150 South Stratford Road
                  4th Floor
                  Winston-Salem, North Carolina 27104
                  Telephone: 910-733-3088
                  Fax: 910-733-2296

         With a required copy to:

                  William A. Davis, II
                  Womble Carlyle Sandridge & Rice, PLLC
                  200 West Second Street
                  Winston-Salem, North Carolina 27102
                  Telephone: 910-721-3624
                  Fax: 910-733-8364

Any  party  may  by  notice   change  the  address  to  which  notice  or  other
communications to it are to be delivered.

8.5      Captions

         The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.6      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.7      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law may be applicable.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amended and Restated Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                 SOUTHERN NATIONAL CORPORATION


                                 By
                                   -----------------------------------------
                                       Title:
                                             -------------------------------



                                 BB&T FINANCIAL CORPORATION OF VIRGINIA



                                 By
                                   -----------------------------------------
                                       Title:
                                             -------------------------------


                                 VIRGINIA FIRST FINANCIAL CORPORATION


                                 By
                                   -----------------------------------------
                                       Title:
                                             -------------------------------

                  The undersigned, by their signatures below, hereby agree to be bound by and to comply with the provisions of Section 5.1 of the foregoing Agreement and Plan of Reorganization as applicable to him. Further, Charles A. Patton agrees to enter into and execute the Employment Agreement described in
Section 5.10 and agrees to the provisions of Section 5.18(b).



                                     ------------------------------------------
                                                William A. Patton



                                     ------------------------------------------
                                                Charles A. Patton

                                                                       Exhibit A

                                 PLAN OF MERGER
                                       OF
                      VIRGINIA FIRST FINANCIAL CORPORATION
                                  WITH AND INTO
                     BB&T FINANCIAL CORPORATION OF VIRGINIA


         Section 1. Corporations Proposing to Merge and Surviving Corporation. Virginia First Financial Corporation, a Virginia corporation ("Virginia First"), shall be merged (the "Merger") with and into BB&T Financial Corporation of Virginia, a Virginia corporation ("BB&T Financial- Virginia"), pursuant to the terms and conditions of this Plan of Merger (the "Plan of Merger") and of the Agreement and Plan of Reorganization, dated as of August __, 1996 (the "Agreement"), by and between Virginia First and BB&T Corporation, a North Carolina corporation and parent corporation of BB&T Financial-Virginia ("BB&T"). The effective time for the Merger (the "Effective Time") shall be set forth in the Articles of Merger to be filed with the Clerk of the State Corporation Commission of Virginia. BB&T Financial-Virginia shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and the separate corporate existence of Virginia First shall cease.

         Section 2. Effects of the Merger. The Merger shall have the effects set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA").

         Section 3. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of BB&T Financial-Virginia as in effect immediately prior to the Effective Time shall remain in effect as the Articles of Incorporation and Bylaws of the Surviving Corporation following the Effective Time until changed in accordance with their terms and the VSCA.

         Section 4.      Conversion of Shares.

         (a) At the Effective Time, each share of common stock, $1.00 par value per share, of Virginia First ("Virginia First Common Stock") outstanding immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become the right to receive_____ shares of common stock, $5.00 par value per share, of BB&T ("BB&T Common Stock"), plus cash in the amount of $___________.

         (b) At the Effective Time, each share of the common stock of BB&T Financial- Virginia issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

         Section 5. No Right to Dissent. Pursuant to Section 13.1-730C of the VSCA, holders of Virginia First Common Stock shall have no right to dissent from the Merger.

         Section 6. No Fractional Shares. Notwithstanding any other term or provision hereof, no fraction of a share of BB&T Common Stock, and no certificates or scrip therefor or other evidence of ownership thereof, will be issued in connection with the conversion of Virginia First Common Stock in the Merger. At the Effective Time, the aggregate shares of BB&T Common Stock (including fractional shares) to be received in the Merger by each holder of shares of Virginia First Common Stock shall be determined, and the number of such shares of BB&T Common Stock shall be rounded to the nearest whole share. The amount of cash to be received by each such holder shall be increased or decreased to adjust for such rounding based on a value per share for BB&T Common Stock of $_____.

          Section 7. Amendment. At any time before the Effective Time, this Plan of Merger may be amended, provided that: (i) any such amendment is approved by the Board of Directors of Virginia First ; and (ii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of Virginia First shall have any of the effects specified in Section 13.1-718.I of the VSCA without the approval of the shareholders affected thereby.

                                                                         ANNEX A



                               ARTICLES OF MERGER
                                       OF
                      VIRGINIA FIRST FINANCIAL CORPORATION
                                  WITH AND INTO
                     BB&T FINANCIAL CORPORATION OF VIRGINIA


         The undersigned corporations, pursuant to Section 13.1-720 of the Virginia Stock Corporation Act, hereby execute the following articles of merger.

                                       ONE

         The merger of Virginia First Financial Corporation, a Virginia corporation ("Virginia First"), with and into BB&T Financial Corporation of Virginia, a Virginia corporation ("BB&T Financial-Virginia"), shall be in accordance with the Plan of Merger attached hereto as Exhibit A (the "Plan of Merger").

                                       TWO

         The Plan of Merger was submitted to the shareholders of each of Virginia First and BB&T Financial-Virginia by its Board of Directors in accordance with the provisions of Section 13.1- 718 of the Virginia Stock Corporation Act:

         A. The number of outstanding shares of common stock, par value $1.00 per share, of Virginia First (the only voting group entitled to vote on the Plan of Merger) entitled to be cast and number of undisputed votes cast for the Plan of Merger were:

         Outstanding Shares                   Undisputed Votes Cast for the Plan

         -------------                        ----------------------

         The number of undisputed votes cast for the Plan of Merger was sufficient for approval of the Plan of Merger.

         B. The Plan of Merger was adopted by unanimous consent of the shareholders of BB&T Financial-Virginia.

                                      THREE

         The articles of merger shall become effective at ______ __.m. on _________________, 199_.

         The   undersigned,   [Title]  of  each  of  Virginia   First  and  BB&T
Financial-Virginia declares that the facts herein stated are true as of __________________, 199_.


                            VIRGINIA FIRST FINANCIAL CORPORATION



                            By:_____________________________________________
                            Name:___________________________________________
                            Title:__________________________________________


                            BB&T FINANCIAL CORPORATION OF VIRGINIA



                            By:_____________________________________________
                            Name:___________________________________________
                            Title:__________________________________________

                                                                         ANNEX B


                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _____________, 1997, by and among BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina, VIRGINIA FIRST SAVINGS BANK, F.S.B. ("Employer"), a federally chartered capital stock savings bank having its principal office at Petersburg, Virginia, and CHARLES A. PATTON (the "Employee");

                                R E C I T A L S:

                  Employee has been President and Chief Executive Officer of Employer, a wholly-owned subsidiary of Virginia First Financial Corporation ("Virginia First"), and Virginia First merged with and into BB&T Financial Corporation of Virginia, a wholly-owned subsidiary of BB&T, effective on the date hereof. Employer considers the continued availability of Employee's services to be important to the management and conduct of Employer's business, and Employee is willing to make his services available to Employer on the terms and subject to the conditions set forth herein. Employer and Employee further acknowledge and agree that Employee's knowledge of Employer's business, its customers and employees would give Employee an unfair advantage if Employee were to compete with Employer in Employer's business area or seek to hire employees of Employer, and thus that Employer should be protected from such actions.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                  1. Employment. As of the date hereof, Employee is employed as Senior Vice President of Employer, and shall oversee Virginia mortgage lending operations of Employer. Employee hereby accepts and agrees to such employment, subject to the general supervision and pursuant to the orders, advice and direction of Employer and its Board of Directors. Employee shall perform such duties as are customarily performed by one holding such title and position in similar businesses or enterprises as engaged in by Employer, and shall additionally render such other services and duties as may be reasonably assigned to him from time to time by Employer, consistent with his title and position. Employee shall devote his full business time and energy to rendering the services hereunder, and shall render such services in a competent and businesslike manner and to the best of his ability.

                  2. Term of Employment. The term of this Agreement (the "Term") shall commence from and after the date hereof and shall terminate on the day preceding the fourth anniversary of such date.

                  3.       Compensation.

                           a.       For all services rendered by Employee to
Employer under this Agreement, Employer shall pay to Employee, for the first two years during the Term, an annual base salary of $250,000. Annual base salary shall be payable in accordance with the payroll practices of Employer applicable to officers.

                           b.       For the period beginning on the date hereof
and ending on December 31, 1998 (or earlier date that Employee's employment with Employer shall be terminated, if at least one year following the date hereof), Employee shall be entitled to receive a bonus of $75,000 if Employee shall continue in the employment of Employer pursuant to the terms of this Agreement. For each calendar year commencing on and after January 1, 1999, if Employee shall continue in the employment of Employee pursuant to the terms of this Agreement, Employee shall participate in any bonus or incentive plan, whether such plan provides for awards in cash or securities, made available to officers within salary grades 22 to 28 (or similar grades subsequently adopted), as such plan may be modified from time to time, or such other similar plans for which Employee may become eligible and designated a participant.

                           c.       Following the second year of the Term,
Employee's annual salary shall be subject to review by Employer at least annually, and may be increased by Employer in its sole and absolute discretion. In no event will the annual salary of Employee during the Term be decreased below the annual salary level for any prior year.

                           d.       Except as otherwise specifically provided
herein, for as long as Employee is employed by Employer during the Term, Employee shall be entitled to receive, on the same basis as other officers of Employer, employee pension and welfare benefits such as sick leave, vacation, group disability and health, life, and accident insurance which Employer may from time to time extend to its officers. In no event shall Employee receive credit for benefit accrual purposes under any pension plan for service prior to the date hereof.

                           e.       As soon as practicable following the date
hereof, and continuing for the period of Employee's employment hereunder during the Term, BB&T shall cause Employee to be appointed as Chairman of the Board of Directors of American Finance & Investment, Inc., and to be elected to the Board of Directors of Craigie Incorporated. In addition, for a period continuing at least until the close of the Term, BB&T shall cause Employee to be elected to the Board of Directors of Branch Banking and Trust Company of Virginia ("Virginia Bank") and Branch Banking and Trust Company ("NC Bank"). During the period of Employee's employment hereunder, no fees shall be payable for services on such Boards of Directors. Following termination of Employee's employment hereunder, for services on the Board of Directors of Virginia Bank Employee shall receive a payment of $350.00 for each Board meeting attended, and for services on the Board of Directors of NC Bank Employee shall receive a payment of $5,000 per year plus a payment of $1,000 for each Board or Committee meeting attended. Such fees shall be payable in accordance with normal policies and procedures established from time to time by BB&T. In the event BB&T shall consolidate the Boards of Directors of its Virginia and North Carolina banking subsidiaries, BB&T shall cause Employee to be elected to the consolidated Board of Directors. Continuation in the above positions shall be conditional upon

Employee's carrying out his duties in accordance with his fiduciary obligations, and upon Employee's compliance with the terms of this Agreement.

                           f.       Notwithstanding any other provisions of this
Section 3, for each year during the Term Employer shall pay to Employee the sum of $16,000, payable on or before ______________ of each such year, to enable Employee to pay premiums on a life insurance policy previously conveyed to Employee by Employer.

                  4.       Covenants of Employee.

                           a.       To the extent and subject to the limitations
provided in the following subsections of this Section 4 (whichever may be applicable), upon termination of Employee's employment prior to expiration of the Term, Employee will not directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere in the City of Petersburg, Virginia, and in any county in which either Virginia First or Employer has an office immediately preceding the date hereof and any county contiguous to any said county, or anywhere in the State of Virginia; or (ii) solicit, or assist any other person in so soliciting, any depositors or customers of Employer, BB&T or their Affiliates to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with Employer, BB&T or their Affiliates. As used in this Agreement, the term "Competitive Business" means the banking and financial services business, which includes consumer, savings and commercial banking, insurance brokerage or agency business, trust business, savings and loan business, mortgage banking business, and any other business in which Employer, BB&T or any of their respective Affiliates is engaged; and the term "Affiliate" means a business entity that directly or indirectly, through one or more intermediaries, is controlled by BB&T or Virginia First. In the event Employer shall determine that Employee is breaching the provisions of (i) or (ii) of this Section 4(a), Employer shall give notice of such breach to Employee and Employee shall be deemed not to have breached the covenants in (i) or (ii) if Employee shall cease such activity immediately upon receipt of such notice. In the event Employee shall desire to engage in any activities which Employee believes could breach the covenants of this Section 4(a), Employee may give notice of such desired activity to Employer, and Employer shall advise Employee in writing, within thirty days following receipt of such notice, of its determination as to whether the proposed activity is permissible hereunder or whether Employer is willing to permit such activity even if Employer believes such activity is not permissible hereunder.

                           b.       If Employee voluntarily terminates
employment with Employer at any time after the first anniversary hereof, Employee will be subject to the provisions of Section 4(a) for the period of time during which Employee receives compensation and benefits pursuant to
Section 6(d).

                           c.       If Employee's employment is terminated by
Employer for Just Cause (as defined in Section 6(b)), or if Employee voluntarily terminates employment with Employer prior to the first anniversary hereof, Employee will be subject to the provisions of Section 4(a) until the second anniversary of Employee's termination.

                           d.       If Employee's employment is terminated by
Employer for reasons other than Just Cause (as defined in Section 6(b)) at any time, Employee will be subject to the provisions of Section 4(a) for the period of time that Employee receives compensation and benefits pursuant to Section 6(d).

                           e.       During the Term and for two years
thereafter, and except as required by any court, supervisory authority or Administrative agency or as may be otherwise required by applicable law, Employee shall not, without the written consent of the Board of Directors of Employer or a person authorized thereby, disclose to any person, other than an employee of Employer, BB&T or an Affiliate or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an employee of Employer, any confidential information obtained by him while in the employ of Employer, unless such information has become a matter of public knowledge at the time of such disclosure.

                           f.       The covenants contained in this Section 4
shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Employee agrees that the restraints imposed herein are necessary for the reasonable and proper protection of Employer, BB&T and Affiliates and that each and every one of the restraints is reasonable in respect to such matter, length of time and the geographic area. Employee further acknowledges that damages at law would not be a measurable or adequate remedy for breach of the covenants contained in this Section 4 and, accordingly, Employee agrees to submit to the equitable jurisdiction of any court of competent jurisdiction in connection with any action to enjoin Employee from violating any such covenants.

                           g.       All amounts payable to Employee by Employer
pursuant to Section 6(c) or 6(d) shall be solely in exchange for Employee's covenants and agreements set forth in this Section 4, and such amounts shall not be deemed to be severance payments.

                  5. Disability. If, by reason of physical or mental disability during the Term, Employee is unable to carry out the essential functions of his employment hereunder for six consecutive months, his services hereunder may be terminated by action of the Board of Directors of Employer determining so to do upon one month's notice to be given to Employee at any time after the period of six continuous months of disability and while such disability continues. If, prior to the expiration of the one-month period after the giving of such notice, Employee shall recover from such disability and return to the full-time active discharge of his duties, then such notice shall be of no further force and effect and Employee's employment shall continue as if the same had been uninterrupted. If Employee shall not so recover from his disability and return to his duties, then his services shall terminate at the expiration date of such one month's notice with the same force and effect as if that date had been the date of termination originally provided for hereunder. During the first six months of the period of Employee's disability, Employee shall continue to earn all compensation (including bonuses) to which Employee would have been entitled as if he had not been disabled, such compensation to be paid at the time, in the amounts, and in the manner provided in Section 3(a), inclusive of any compensation received pursuant to any applicable disability insurance plan of Employer or BB&T. Thereafter, Employee shall receive compensation to which he is entitled under any applicable disability insurance plan of Employer. In the event a dispute arises between Employee and Employer concerning Employee's physical or mental ability to continue or return to the performance of his duties as aforesaid,


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



Employee shall submit to examination by a competent physician mutually agreeable to the parties, and the physician's opinion as to Employee's capability to so perform will be final and binding. Upon termination of Employee's services by reason of disability, the Term shall end. Notwithstanding the foregoing provisions of this Section 5, if Employee's services shall terminate on account of disability on or after the first anniversary of the date hereof, Employee shall be treated as if he voluntarily terminated his employment and shall be entitled to receive the payments provided in Section 6(d), subject to offset each month for any payments received for the month pursuant to this Section 5.

                  6.       Termination.

                           a.       If Employee shall die during the Term,
Employer shall pay to Employee's personal representative, for one year following Employee's death, a monthly amount equal to one-twelfth of Employee's annual rate of base salary in effect on the date of his death. Except for such payments, this Agreement and the employment relationship hereunder will automatically terminate on the date of death, which date shall be the last day of the Term.

                           b.       Employer shall have the right to terminate
Employee's employment under this Agreement at any time for Just Cause, which termination shall be effective immediately. Termination for "Just Cause" shall include termination for Employee's personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with Employer's or BB&T's business, misappropriation of Employer's or BB&T's assets (determined on a reasonable basis) or those of their Affiliates, or material breach of any other provision of this Agreement, provided that Employee has received written notice from Employer of such material breach and such breach remains uncured thirty days after the delivery of such notice. In the event Employee's employment under this Agreement is terminated for Just Cause, the Term shall end at the time of such termination and Employee shall thereafter have no right to receive compensation or other benefits under this Agreement.

                           c.       Employer may terminate Employee's employment
other than for "Just Cause", as described in Section 6(b), at any time upon written notice to Employee, which termination shall be effective immediately. In the event Employer terminates Employee pursuant to this Section 6(c), Employee will receive an annual amount equal to the sum of his rate of annual base salary in effect immediately preceding such termination plus the annual amount payable pursuant to Section 3(f) ("Termination Compensation") in each year until the end of the Term (pro rated for any partial year), so long as Employee complies with
Section 4(a). Payments of the Termination Compensation shall be made at the times such payments would have been made in accordance with Section 3(a). In addition, Employee shall (i) receive a cash payment on the date of termination equal to the amount of the cash bonus, if any, paid to him with respect to the calendar year preceding the year in which his termination of employment occurs multiplied by a fraction, the numerator of which is the number of days in the calendar year in which his employment terminates that elapsed before such termination, and the denominator of which is 365 (the "Bonus Amount"), and (ii) continue to participate in retirement and welfare benefit plans for which officers of Employer generally are eligible, on the same terms as applicable from time to


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



time to such officers, or receive benefits of comparable value, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 4(a), Employee will not thereafter be entitled to receive any further compensation or benefits pursuant to this Section 6(c).

                           d.       Notwithstanding any other provision of this
Agreement to the contrary, in the event that Employee voluntarily terminates employment with Employer at any time after the first anniversary of the date of this Agreement, Employee will be entitled to receive the Termination Compensation and other present or future employee benefits as are described in
Section 6(c) for the periods provided in Section 6(c), and will receive the Bonus Amount, so long as Employee complies with Section 4(a). With the mutual consent of Employer and Employee (and only with such mutual consent), Employee may voluntarily terminate employment prior to the first anniversary of the date of this Agreement and receive the payments and benefits provided in this Section 6(d). By way of explanation of this Section 6(d), if Employee voluntarily terminates his employment with Employer in the second year of the Term, the annual base salary used to compute Termination Compensation will equal $250,000. If termination occurs in the third or fourth year of the Term, such base salary shall be the actual base salary in effect at the time of termination (which shall not be less than $250,000). Employee shall not be entitled to receive any payments or benefits pursuant to this Section 6(d) if he voluntarily terminates employment prior to the first anniversary of the date hereof (except with consent of Employer as provided above) or if he breaches Section 4(a).

                           e.       All amounts payable to Employee hereunder
shall be subject to such deductions and withholdings of payroll and income taxes, and of any other amounts, as shall be required by applicable law.

                           f.       If any payments made by Employer to Employee
pursuant to Section 6(c) or 6(d) shall be deemed to be excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and subject to the excise tax under Section 4999 of the Code, Employer shall pay to Employee an additional sum (a "Gross-Up Payment") in an amount such that after payment by Employee of all taxes imposed with respect to such Gross-Up Payment (including any income taxes, FICA taxes and excise taxes and any interest and penalties imposed thereon) Employee retains an amount equal to the Excise Tax (including any interest and penalties thereon) that would have been avoided if the payments under Section 6(c) or 6(d) had not been treated as parachute payments.

                  7.       Other Employment.

                  Employee shall devote all of his business time, attention, knowledge and skills solely to the business and interest of Employer, BB&T and Affiliates, and Employer, BB&T and Affiliates shall be entitled to all of the benefits, profits and other emoluments arising from or incident to all work, services and advice of Employee, and Employee shall not, during the time that he is employed hereunder, become interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business similar to Employer's or BB&T's business; provided, however, that nothing herein contained (including without limitation the provisions of Section 4(a)) shall be deemed to prevent or limit the right of Employee to invest in a business similar to Employer's or BB&T's business if such investment is limited to less than one percent of the capital stock or other securities of any corporation or similar organization whose stock or securities are publicly owned or are regularly traded on any public exchange.

                  8.       Miscellaneous.

                           a.       This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Virginia without regard to conflicts of law principles thereof.

                           b.       This Agreement constitutes the entire
Agreement between Employee and Employer with respect to the subject matter hereof, and supersedes in their entirety any and all prior oral or written agreements, understandings or arrangements between Employee and Virginia First or Employer, or any Virginia First Affiliates, relating to the terms of Employee's employment, and all such agreements, understandings and arrangements are hereby terminated and are of no force and effect, including without limitation, Employee's Employment Agreements with Virginia First and with Employer, each dated January 1, 1996. Employee hereby expressly disclaims any rights under any such agreements, understandings and arrangements. This Agreement may not be amended or terminated except by an agreement in writing signed by both parties.

                           c.       This Agreement may be executed in one or
more counterparts, all of which, taken together, shall constitute one and the same instrument.

                           d.       Any notice or other communication required
or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:

                           To Employer or BB&T:

                                    Southern National Corporation
                                    200 West Second Street
                                    Winston-Salem, North Carolina 27101
                                    Attn: Jerone C. Herring, General Counsel

                           To Employee:

                                    Charles A. Patton
                                    Virginia First Financial Corporation
                                    Franklin and Adams Street
                                    Petersburg, Virginia 23803

Notices given in person or by overnight courier service shall be deemed given when delivered personally to Employee or to the address required by this Section 8(d), and notices given by mail shall be deemed given three days after deposit in the mails. Any party hereto may designate by written notice to the other party any other address to which notices addressed to him shall be sent.

                           e.       The provisions of this Agreement shall be
deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer, BB&T or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           f.       This Agreement may not be assigned by
Employee without the written consent of Employer. This Agreement shall be binding on any successors or assigns of either party hereto.

                           g.       In the event that Employer, Virginia First,
BB&T or any Affiliate shall challenge the legality, validity or enforceability of this Agreement or any provision hereof in any action, suit or proceeding, Employer shall indemnify and hold harmless Employee from all costs and expenses (including without limitation fees of counsel, court costs and witness fees) incurred by Employee in defending the legality, validity and enforceability of this Agreement or such provision. In the event that Employer shall fail to pay to Employee any amounts or benefits to which Employee is entitled under this Agreement and such failure shall not have been remedied within thirty days after demand by Employee, and in the event that it shall be necessary for Employee to institute any action, suit or proceeding to recover any amounts or benefits to which Employee may be entitled under this Agreement, and it shall be finally determined that Employee was entitled to any substantial portion of such amounts or benefits, Employer shall indemnify and hold harmless Employee from all costs and expenses (including without limitation fees of counsel, court costs and witness fees) incurred by Employee in prosecuting such action, suit or proceeding

                           h.       Employer and Employee acknowledge that BB&T
anticipates that Employer shall be merged into or otherwise combined with Virginia Bank, an Affiliate of BB&T. If such combination shall occur during the Term, BB&T shall take any and all actions as may be deemed necessary or advisable in order for Virginia Bank to assume Employer's obligations hereunder from and after the effective time of such combination through the close of the Term. For purposes of this Agreement, employment of Employee by any Affiliate of BB&T shall be deemed to be employment by Employer hereunder, and a transfer of employment of Employee from one such Affiliate to another shall not be deemed to be a termination of employment of Employee by Employer or a cessation of the Term, it being the intention of the parties hereto that employment of Employee by any Affiliate of BB&T shall be treated as employment by Employer and that the provisions of this Agreement shall continue to be fully applicable following any such transfer. By executing this Agreement, BB&T guarantees to Employee the performance hereunder of Employer.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          BB&T CORPORATION

                                          By:
                                              Name:___________________________
                                              Title:____________________________

                                          VIRGINIA FIRST SAVINGS BANK, F.S.B.


                                          By:
                                              Name:___________________________
                                              Title:____________________________

                                          EMPLOYEE: